EXHIBIT 99.1

Stratos International Announces Results for Fourth Quarter and Fiscal Year Ended April 30, 2004

Thursday June 24, 4:13 pm ET

Reports Q4 Sales of $19.7 million

Net Loss Improves to $7.0 Million versus $62.6 Million a Year Ago

CHICAGO, June 24 /PRNewswire-FirstCall/ — Stratos International, Inc. (Nasdaq:STLW) a leading provider of optoelectronic, fiber optic, and radio frequency (RF) and microwave subsystems and components, today announced financial results for its fourth quarter and full fiscal year ended April 30, 2004.

Sales for the fourth quarter of fiscal year 2004 were $19.7 million. The Company also recorded license fees and royalty income of $428,000 in the fourth quarter of fiscal year 2004.

For comparison, third quarter fiscal 2004 revenue for the 3 months ended January 31, 2004 was $16.0 million. Third quarter fiscal 2004 license fees and royalty income for the 3 months ended January 31, 2004 was $396,000.

Jim McGinley, CEO of Stratos, remarked, “We are pleased to report our third consecutive quarter of revenue growth. Our fourth quarter results were driven by strong sequential growth in both the Optoelectronic and RF products. Optoelectronic product sales were up 35% sequentially from the third quarter with strong transceiver sales to the telecom and enterprise markets. The RF Microwave group grew 26% sequentially from the third quarter. Our balance sheet remains healthy with approximately $37 million of cash and short-term investments at quarter end.”

The net loss attributable to common shareholders for the fourth quarter of fiscal 2004 was $7.0 million, or $0.52 per share. By comparison, the Company reported a net loss attributable to common shareholders of $62.6 million or $8.52 per share for the fourth quarter of fiscal 2003, and a net loss attributable to common shareholders of $5.4 million or $0.40 per share for the third quarter of fiscal 2004.

Full Fiscal Year 2004 Results

Sales for the full fiscal year 2004 were $49.4 million, compared to $37.2 million for the same period last year. License fees and royalty income for the full fiscal year 2004 was $1.4 million, compared to $14.4 million. The net loss attributable to common shareholders for the full fiscal year 2004 was $27.2 million or $2.61 per share compared to $120.3 million or $16.44 per share for the same period last year.

Fourth Quarter Non-GAAP Financial Results

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Company’s financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from GAAP results, may provide additional understanding of the Company’s core operating results or business performance. However, these non-GAAP financial measures are not intended to supersede or replace the Company’s GAAP results. A detailed reconciliation of the non-GAAP results to GAAP results is provided in the “Non-GAAP Condensed Consolidated Statements of Operations” schedules below.

The non-GAAP net loss for the fourth quarter of fiscal 2004, which excludes restructuring charges for severance pay and related costs, other restructuring costs, a reserve for excess and obsolete inventory, a reserve for deferred tax assets and other items, was $2.9 million or $0.22 per share, compared with a non-GAAP net income of $1.5 million or $0.21 per share for the fourth quarter of fiscal 2003, and compared with a non-GAAP net loss of $3.2 million or $0.24 per share for the third quarter of fiscal 2004.

Full Year Non-GAAP Financial Results

The non-GAAP net loss for the full fiscal year 2004, which excludes restructuring charges for severance pay and related costs, other restructuring costs, a reserve for excess and obsolete inventory, a reserve for deferred tax assets and a gain from the sale of our Bandwidth semiconductor business unit, was $14.2 million or $1.36 per share, compared with a non-GAAP net loss of $14.9 million or $2.04 per share for the same period last year.

The Company completed the acquisition of Sterling Holding Company, a leading designer, manufacturer and marketer of specialty RF and microwave components, on November 6, 2003 as previously announced. Financial results include Sterling’s operating results from that date. The merger with Sterling provided Stratos with two leading brands, Trompeter and Semflex, a suite of highly profitable and complementary products, an expanded customer base and strong sales channels to further its penetration into the military and video markets.

Company Exploring Strategic Alternatives

In May, Stratos International announced its decision to explore various strategic alternatives to maximize shareholder value, including the possible sale of the Company. The Company has retained CIBC World Markets Corp. as its exclusive financial advisor. There is no assurance that a transaction will result involving the Company. In the meantime, the Company expects to continue operations as usual by seeking new business, developing new products and working with customers to maintain a high level of customer service.

Webcast/Conference Call

Stratos International will host a live audio webcast and conference call on Thursday, June 24, 2004 at 5:00 pm EDT. Investors and other interested parties may listen to the live webcast by visiting the investor relations section of the Stratos International website at <http://www.stratoslightwave.com> . James W. McGinley and David A. Slack will discuss the Company’s earnings and operations. A replay of the conference call will be available for 48 hours beginning at 7:00 pm EDT. The replay number is (706) 645-9291 with a conference ID of 8170644. A webcast replay will also be available on the Company’s website.

ABOUT STRATOS INTERNATIONAL

Stratos International, Inc. is a leading designer, developer and manufacturer of active and passive optical, optoelectronic, RF and Microwave components, subsystems and interconnect products used in telecom, enterprise, military and video markets.

Stratos has a rich history of optical and mechanical packaging expertise and has been a pioneer in developing several optical devices using innovative form factors for telecom, datacom and harsh environments application. This expertise, coupled with several strategic acquisitions, has allowed the Company to amass a broad range of products and build a strong IP portfolio of more than 100 patents. The Company is a market leader in several niches including high margin specialty optical products such as RJ and low rider transceivers, Media Interface Adapters, flex circuits, as well as high performance RF and microwave coax and triax interconnect products. The Company currently serves more than 400 active customers in telecom, military and video markets.

This press release contains predictions, estimates and other forward- looking statements regarding anticipated revenue growth, customer orders, manufacturing capacity and financial performance. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and we assume no obligation to update any such forward-looking statements. Forward-looking statements are subject to risks and uncertainties and actual results may differ materially from any future performance suggested. These factors include rapid technological change in the optical communications industry; fluctuations in operating results; the Company’s dependence on a few large customers; and competition. Other risk factors that may affect the Company’s performance are listed in the Company’s annual report on Form 10-K and other reports filed from time to time with the Securities and Exchange Commission.

For additional information contact Stratos International at 7444 W. Wilson Ave., Chicago, IL USA 60706-4549; Tel: 708.867.9600. Fax: 708.867.0996. Website: http://www.stratoslightwave.com .

STRATOS INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share amounts and shares outstanding)

	Three Months Ended		Year Ended
	April 30		April 30
	2004	2003	2004	2003
Revenue:
Net sales	$19,664	$7,352	$49,379	$37,236
License fees and royalties	428	10,598	1,444	14,398
Total	20,092	17,950	50,823	51,634
Costs and expenses:
Cost of products sold	14,212	24,450	42,317	63,114
Research and development	2,522	19,312	9,274	40,208
Sales and development	2,950	1,407	8,225	7,063
General and administrative	9,311	35,549	20,666	45,675
Total costs and expenses	28,995	80,718	80,482	156,060
Loss from operations	(8,903)	(62,768)	(29,659)	(104,426)
Investment income	185	186	777	1,117
Loss before income taxes	(8,718)	(62,582)	(28,882)	(103,309)
Provision (credit) for income taxes	(1,797)	—	(1,797)	—
Loss before cumulative effect of a change in accounting principle	(6,921)	(62,582)	(27,085)	(103,309)
Cumulative effect of a change in accounting principle	—	—	—	(16,982)
Net loss	$(6,921)	$(62,582)	$(27,085)	$(120,291)
Preferred Stock Dividends	$(88)	$—	$(143)	$—
Net loss attributable to Common shareholders	$(7,009)	$(62,582)	$(27,228)	$(120,291)
Net loss per share, basic and diluted :
Before cumulative effect of a change in accounting principle	$(0.51)	$(8.52)	$(2.59)	$(14.12)
Cumulative effect of a change in accounting principle	—	—	—	($2.32)
Net loss	$(0.51)	$(8.52)	$(2.60)	$(16.44)
Preferred stock dividend requirement	($0.01)	—	($0.01)	—
Net loss per share attributable to common shareholders	($0.52)	($8.52)	($2.61)	($16.44)
Weighted average number of Common Shares outstanding:
Basic	13,514,085	7,342,081	10,444,480	7,317,624
Diluted	13,514,085	7,342,081	10,444,480	7,317,624

STRATOS INTERNATIONAL INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share amounts and shares outstanding)

	Three Months Ended		Year Ended
	April 30		April 30
	2004	2003	2004	2003
Revenue:
Net sales	$19,664	$7,352	$49,379	$37,236
License fees and royalties	428	10,598	1,444	14,398
	20,092	17,950	50,823	51,634
Costs and Expenses:
Cost of products sold	13,995	8,544	40,480	39,365
Research and development	2,522	2,362	8,800	18,908
Sales and development	2,950	1,407	8,189	6,883
General and administrative	5,424	3,293	17,592	12,439
	24,891	15,606	75,061	77,595
Loss from operations	(4,799)	2,344	(24,238)	(25,961)
Investment income	185	186	777	1,117
Loss before income taxes	(4,614)	2,530	(23,461)	(24,844)
Provision (credit) for income taxes	(1,846)	1,012	(9,386)	(9,937)
Net Loss	$(2,768)	$1,518	$(14,075)	$(14,907)
Deduct Series B Preferred Dividend Requirement	$(88)	$—	$(143)	$—
Net loss attributable to Common shareholders	$(2,856)	$1,518	$(14,217)	$(14,907)
Net loss per share available to common shares, basic and diluted	($0.21)	$0.21	($1.35)	($2.04)
Preferred stock dividend requirement	($0.01)	—	($0.01)	—
Net loss per share attributable to Common shareholders
Basic and diluted	($0.22)	$0.21	($1.36)	($2.04)
Weighted average number of Common Shares outstanding:
Basic	13,514,085	7,342,081	10,444,480	7,317,624
Diluted	13,514,085	7,342,081	10,444,480	7,317,624

STRATOS INTERNATIONAL, INC.
A reconciliation between net loss on a GAAP basis and non-GAAP net loss is as follows
(unaudited)
(In thousands)

	Three Months
	Ended		Year Ended
	April 30		April 30
	2004	2003	2004	2003
GAAP loss before cumulative effect of a change in accounting principle	(6,921)	(62,582)	(27,085)	(120,291)
Cost of Goods Sold:
Net changes, inventory reserve	163	(525)	1,457	4,798
Restructuring cost
-Severance pay and related cost	53	—	363	847
Impairment of certain fixed assets	—	16,430	17	18,104
Total non-GAAP COGS adjustments	216	15,905	1,837	23,749
R&D Expenses:
Restructuring cost-
Severance pay and related cost	—	102	474	937
Write-off of purchased in process R&D	—	—	—	2,070
Impairment of intangible assets	—	6,500	—	6,500
Impairment of certain fixed assets	—	10,348	—	11,793
Total non-GAAP R&D adjustments	—	16,950	474	21,300
Selling Expenses:
Restructuring cost -
Severance pay and related cost	—	—	37	159
Other restructuring costs	—	—	—	20
Total non-GAAP Selling adjustments	—	—	37	179
Administration Expenses:
Restructuring cost -
Severance pay and related cost	21	—	152	830
Other restructuring costs	102	—	392	—
Gain on sale of business unit	—	—	(1,233)	—
Impairment of goodwill	—	28,430	—	45,411
Impairment of certain fixed assets	911	3,827	911	3,827
Reserve for bad debts	128	—	128	151
Write-off of investment in MP Optical	(114)	—	(114)	—
Legal settlements	2,100	—	2,100	—
Idle facility leases	738	—	738	—
Other	2	—	—	—
Total non-GAAP Admin. adjustments	3,888	32,257	3,074	50,219
Deferred income tax valuation reserve	49	(1,012)	7,588	9,937
Non-GAAP net loss	(2,768)	1,518	(14,075)	(14,907)

STRATOS INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	April 30,	April 30,
	2004	2003
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$15,501	$43,649
Short term investments	21,488	17,879
Accounts receivable — net	12,544	7,701
Inventories	15,964	7,794
Recoverable income taxes	4,176	2,391
Prepaid expenses	1,326	2,083
TOTAL CURRENT ASSETS	70,999	81,497
PROPERTY, PLANT AND EQUIPMENT	91,530	93,667
Less allowances for depreciation	64,574	67,415
NET PROPERTY, PLANT AND EQUIPMENT	26,956	26,252
OTHER ASSETS	45,411	16,863
TOTAL ASSETS	$143,366	$124,612
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,422	$5,063
Current portion of long-term debt	2,230	6,331
Other current liabilities	7,373	5,006
TOTAL CURRENT LIABILITIES	18,025	16,400
OTHER LIABILITIES
Long term debt	801	298
Deferred Income Taxes	14,761	6,519
Minority Interest	—	350
SHAREHOLDERS’ EQUITY
Preferred Stock	1	—
Common Stock	143	74
Paid in capital	324,211	284,254
Accumulated deficit	(210,633)	(183,406)
Unearned Compensation	(3,809)	—
Treasury Stock	(248)	(31)
Foreign Currency Translation Adjustment	114	154
TOTAL SHAREHOLDERS’ EQUITY	109,779	101,045
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$143,366	$124,612

Source: Stratos International, Inc.